Exhibit 107.1

Calculation of Filing Fee Table
Form S-8
(Form Type)

Frontier Group Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Registrant’s 2021 Incentive Award Plan	457(c) and 457(h)	2,229,987(b)	$7.50(c)	$16,724,902.50	$147.60 per $1,000,000	$2,468.60
Total Offering Amounts					$16,724,902.50		$2,468.60
Total Fee Offsets							$2,468.60
Net Fee Due							$—

(a)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Registrant’s 2021 Incentive Award Plan (“2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.
(b)Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance pursuant to awards under the 2021 Plan is increased on the first day of each year, beginning in 2022 and ending in 2031, equal to the lesser of (A) 1% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Registrant’s Board of Directors (the “Board”) or by the Compensation Committee of the Board.
(c)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2021 Plan are based on the average of the high and low prices of Common Stock, as reported on the Nasdaq Global Select Market on February 13, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	Frontier Group Holdings, Inc.	S-4	333-263467	March 11, 2022	—	$2,468.60(a)	Equity	Common Stock, $0.001 par value per share	215,500,725	$1,975,351,348.00	—
Fee Offset Sources	Frontier Group Holdings, Inc.	S-4	333-263467	—	March 11, 2022	—	—	—	—	—	$2,468.60

(a)The Registrant previously registered 215,500,725 shares of Common Stock under a Registration Statement on Form S-4 (Registration 333-263467) filed on March 11, 2022, as amended by Amendment No. 1 filed on April 15, 2022, Amendment No.2 filed on May 9, 2022, and Amendment No. 3 filed on May 10, 2022 (the “Prior Registration Statement”). The Registrant terminated the offering described in the Prior Registration Statement and a post-effective amendment to the Prior Registration Statement to deregister such 215,500,725 unissued shares was filed prior to the filing of this Registration Statement
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement. The aggregate filing fee previously paid for the Prior Registration Statement was $192,496.69. Pursuant to Rule 457(p), the Registrant offset $5,253.18 of the total registration fees due under its Registration Statement on Form S-8 (File No. 333-269900), filed on February 22, 2023, against the fees previously paid in connection with the Prior Registration Statement, leaving a remaining balance of $187,243.51 available for future fee offsets by the Registrant. Pursuant to Rule 457(p), the Registrant hereby offsets the total registration fee due under this Registration Statement of $2,468.60 from the fees previously paid in connection with the Prior Registration Statement, with $184,774.91 remaining to be applied to future filings.